Exhibit 99.1

MODEL N ANNOUNCES THIRD QUARTER OF
FISCAL YEAR 2019 FINANCIAL RESULTS

San Mateo, CA - Model N, Inc., (NYSE: MODN), the leading provider of cloud revenue management solutions for life sciences and high tech companies, today announced financial results for the third quarter, which ended June 30, 2019.

“Our results this quarter again exceeded our guidance for both revenue and profitability,” said Jason Blessing, Chief Executive Officer at Model N.  “Strong subscription bookings growth continued in Q3 driven by a continuation of the new customer acquisition trends we experienced in the first half of the year and healthy installed base expansions.  We are just starting to realize the benefits of the strategic focus on life sciences and high tech and the adjustments we made to our go-to-market last fall. These steps combined with market momentum will continue to lead to strong results.”

Recent Highlights:

•
New Customer Acquisition Momentum Continues - We had another strong quarter of new customer acquisitions which builds on the strength we saw in the first half of the year. During the quarter, we added new customers whose revenues ranged from approximately $1.0 billion to over $20.0 billion. We continue to believe new customer acquisition will be a growth driver for us.

•
IDC Names Model N One of Top 10 Software Vendor for Life Sciences - For the second year in a row, IDC named Model N as a top vendor in its worldwide life science software market share rankings, based on life science software license revenue in 2018.

•
Subscription Growth Delivers Improved Cash Flow and Stronger Balance Sheet - We continue to strengthen our balance sheet through the combination of non-GAAP profitability, free cash flow generation and debt repayments. Our cash balance at June 30, 2019 was $58.5 million and we repaid another $5 million in debt on July 1, 2019. In total, we have paid down more than 25% of our debt in the last 12 months.

Third Quarter 2019 Financial Highlights:

•
Revenues: Subscription revenues were $26.6 million compared to $24.9 million for the third quarter of fiscal year 2018. Total revenues were $34.7 million compared to $39.6 million for the third quarter of fiscal year 2018 which reflects the adoption of ASC 606, the increased focus on selling cloud-based software to customers in life sciences and high tech and the expected reduction in professional services for legacy on-premise implementations.

•
Gross profit: Gross profit was $18.8 million compared to $23.2 million for the third quarter of fiscal year 2018. Gross margins were 54% compared to 58% for the third quarter of fiscal year 2018. Non-GAAP gross profit was $20.3 million compared to $24.3 million for the third quarter of fiscal year 2018. Non-GAAP gross margins were 58% compared to 62% for the third quarter of fiscal year 2018. Subscription gross margin for the quarter was 67% compared to 62% for the third quarter of fiscal year 2018. Non-GAAP subscription gross margin for the quarter was 71% compared to 65% for the third quarter of fiscal year 2018 as we drive scale.

•
Income (loss) from operations: GAAP loss from operations was $(2.1) million compared to a GAAP loss from operations of $(11.0) million for the third quarter of fiscal year 2018. Non-GAAP income from operations was $3.0 million compared to non-GAAP income from operations of $2.5 million for the third quarter of fiscal year 2018.

•
Net loss: GAAP net loss was $(3.0) million compared to a net loss of $(15.4) million for the third quarter of fiscal year 2018. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.09) based upon weighted average shares outstanding of 32.6 million, as compared to net loss per share of $(0.50) for the third quarter of fiscal year 2018 based upon weighted average shares outstanding of 30.7 million.

•
Non-GAAP net income (loss): Non-GAAP net income was $2.1 million as compared to non-GAAP net loss of $(2.0) million for the third quarter of fiscal year 2018. Non-GAAP diluted net income per share was $0.06 based upon weighted average diluted shares outstanding of 33.5 million, as compared to non-GAAP diluted net loss per share $(0.07) for the third quarter of fiscal year 2018 based upon weighted average diluted shares outstanding of 30.7 million.

•	Adjusted EBITDA: Adjusted EBITDA was $3.3 million compared to $3.1 million for the same period of last fiscal year.

•
Cash and cash flow: Cash and cash equivalents as of June 30, 2019 totaled $58.5 million. Net cash provided by operating activities was $4.8 million for the nine months of fiscal year 2019, compared with net cash used in operating activities of $(0.6) million in the prior fiscal year period. Free cash flow generation was $4.6 million for the nine months of fiscal year 2019, compared with free cash flow used of $(0.8) million in the prior fiscal year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance:

As of August 6, 2019, we are providing guidance for the fourth quarter of fiscal year 2019 and the full fiscal year ending September 30, 2019. The adoption of ASC 606 had an adverse impact on our fiscal year 2019 total revenues in the amount of $7.2 million.

(in $ millions, except per share)	Fourth Quarter Fiscal 2019	Full Year Fiscal 2019
Total GAAP Revenues	35.5 - 35.9	140.1 - 140.5
Subscription	26.8 - 27.2	104.6 - 105.0
Non-GAAP income from operations	3.2 - 4.2	10.2-11.2
Non-GAAP net income per share	0.06 - 0.10	0.16 - 0.20
Adjusted EBITDA	3.5 - 4.5	11.5 - 12.5

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the third quarter of fiscal year 2019, which ended June 30, 2019. The conference call can be accessed by dialing (877) 407-4018 from the United States or (201) 689-8471 internationally with reference to the company name and conference title and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on August 13, 2019, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13692261.

About Model N

Model N is a leading provider of cloud revenue management solutions for life sciences and high tech companies. Driving mission-critical business processes such as pricing, quoting, contracting, regulatory compliance, rebates and incentives, our software helps companies know and grow their true top line and maximize every revenue moment at speed and scale. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in pharmaceutical, medical technology, semiconductor, and high-tech manufacturing across more than 120 countries, including Johnson & Johnson, AstraZeneca, Novartis, Microchip Technology and ON Semiconductor. For more information, visit www.modeln.com.

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s fourth quarter and full year fiscal year 2019 financial results and future prospects and results, including the ability to continue to execute on business strategy. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; and (xii) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2018, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margins, non-GAAP subscription gross margins, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, deferred revenue adjustments and amortization of intangible assets. Non-GAAP income (loss) from operations and non-GAAP net income (loss) exclude stock-based compensation expense, amortization of intangible assets, and the deferred revenue adjustment resulting from the Revitas acquisition as they are often excluded by other companies to help investors understand the operational performance of their business. We have not provided a reconciliation of forecasted non-GAAP results with GAAP results due to the difficulties of estimating certain items such as charges related to stock-based compensation expense. In addition, stock-based compensation expense varies from period to period and from company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment, interest (income) expense, net, and other (income) expenses, net, and provision (benefit) for income taxes. Reconciliation tables are provided in this press release.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Investor Relations Contact:

ICR for Model N
Garo Toomajanian, 650-610-4998
investorrelations@modeln.com

Media Contact:
pr@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of June 30, 2019	As of September 30, 2018
Assets
Current assets
Cash and cash equivalents	$58,529	$56,704
Accounts receivable, net	25,505	28,273
Prepaid expenses	2,174	3,631
Other current assets	2,826	455
Total current assets	89,034	89,063
Property and equipment, net	1,232	2,146
Goodwill	39,283	39,283
Intangible assets, net	30,496	34,597
Other assets	4,418	1,064
Total assets	$164,463	$166,153
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,688	$1,664
Accrued employee compensation	13,556	14,211
Accrued liabilities	4,371	3,182
Deferred revenue, current portion	41,557	52,176
Long term debt, current portion	4,828	1,375
Total current liabilities	67,000	72,608
Long-term liabilities
Long term debt	44,277	52,329
Other long-term liabilities	1,070	1,182
Total long-term liabilities	112,347	53,511
Total liabilities	112,347	126,119
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	259,834	244,814
Accumulated other comprehensive loss	(969)	(1,285)
Accumulated deficit	(206,754)	(203,500)
Total stockholders’ equity	52,116	40,034
Total liabilities and stockholders’ equity	$164,463	$166,153

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Revenues
Subscription	$26,638	$24,944	$77,780	$72,795
Professional services	8,074	14,673	26,852	45,123
Total revenues	34,712	39,617	104,632	117,918
Cost of revenues
Subscription	8,658	9,564	26,248	28,619
Professional services	7,206	6,881	22,929	21,888
Total cost of revenues	15,864	16,445	49,177	50,507
Gross profit	18,848	23,172	55,455	67,411
Operating expenses
Research and development	7,060	7,746	21,887	24,861
Sales and marketing	7,164	9,338	23,814	26,845
General and administrative	6,713	17,044	19,702	33,099
Total operating expenses	20,937	34,128	65,403	84,805
Loss from operations	(2,089)	(10,956)	(9,948)	(17,394)
Interest expense, net	689	4,478	2,313	7,350
Other expenses (income), net	(4)	(344)	408	(306)
Loss before income taxes	(2,774)	(15,090)	(12,669)	(24,438)
Provision for income taxes	230	345	969	150
Net loss	$(3,004)	$(15,435)	$(13,638)	$(24,588)
Net loss per share:
Basic and diluted	$(0.09)	$(0.50)	$(0.43)	$(0.82)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	32,596	30,749	32,028	30,042

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(13,638)	$(24,588)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,191	6,410
Stock-based compensation	12,822	19,312
Amortization of debt discount and issuance cost	401	686
Deferred income taxes	(170)	(581)
Amortization of capitalized contract acquisition costs	1,238	—
Other non-cash charges	(108)	(30)
Loss on debt extinguishment	0	3,142
Changes in assets and liabilities
Accounts receivable	2,295	(6,833)
Prepaid expenses and other assets	(1,368)	(102)
Deferred cost of implementation services	—	488
Accounts payable	1,088	(1,752)
Accrued employee compensation	(653)	(2,541)
Other accrued and long-term liabilities	443	(639)
Deferred revenue	(2,740)	6,386
Net cash provided by (used in) operating activities	4,801	(642)
Cash Flows from Investing Activities
Purchases of property and equipment	(227)	(165)
Net cash used in investing activities	(227)	(165)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock relating to employee stock purchase plan	2,198	3,008
Proceeds from term loan	—	49,588
Debt issuance costs	—	(145)
Principal payments on term loan	(5,000)	(50,000)
Early payment penalty	—	(1,500)
Net cash (used in) provided by financing activities	(2,802)	951
Effect of exchange rate changes on cash and cash equivalents	53	(57)
Net decrease in cash and cash equivalents	1,825	87
Cash and cash equivalents
Beginning of period	56,704	57,558
End of period	$58,529	$57,645

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(3,004)	$(15,435)	$(13,638)	$(24,588)
Reversal of non-GAAP items
Stock-based compensation expense	3,723	12,030	12,822	19,312
Depreciation and amortization	1,658	1,983	5,191	6,410
Deferred revenue adjustment	—	—	—	627
Interest expense, net	689	4,478	2,313	7,350
Other expenses (income), net	(4)	(344)	408	(306)
Provision for income taxes	230	345	969	150
Adjusted EBITDA	$3,292	$3,057	$8,065	$8,955

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Reconciliation from GAAP revenue to revenue before deferred revenue adjustment
GAAP revenue	$34,712	$39,617	$104,632	$117,918
Deferred revenue adjustment (c)	—	—	—	627
Revenue before deferred revenue adjustment	$34,712	$39,617	$104,632	$118,545

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$18,848	$23,172	$55,455	$67,411
Reversal of non-GAAP expenses
Stock-based compensation (a)	938	699	2,907	1,972
Amortization of intangible assets (b)	476	476	1,428	1,428
Deferred revenue adjustment (c)	—	—	—	627
Non-GAAP gross profit	$20,262	$24,347	$59,790	$71,438
Percentage of revenue before deferred revenue adjustment	58.4%	61.5%	57.1%	60.3%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$17,980	$15,380	$51,532	$44,176
Reversal of non-GAAP expenses
Stock-based compensation (a)	435	375	1,364	972
Amortization of intangible assets (b)	476	476	1,428	1,428
Non-GAAP subscription gross profit	$18,891	$16,231	$54,324	$46,576

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(2,089)	$(10,956)	$(9,948)	$(17,394)
Reversal of non-GAAP expenses
Stock-based compensation (a)	3,723	12,030	12,822	19,312
Amortization of intangible assets (b)	1,365	1,381	4,101	4,181
Deferred revenue adjustment (c)	—	—	—	627
Non-GAAP operating income	$2,999	$2,455	$6,975	$6,726

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(3,004)	$(15,435)	$(13,638)	$(24,588)
Reversal of non-GAAP expenses
Stock-based compensation (a)	3,723	12,030	12,822	19,312
Amortization of intangible assets (b)	1,365	1,381	4,101	4,181
Deferred revenue adjustment (c)	—	—	—	627
Non-GAAP net income (loss)	$2,084	$(2,024)	$3,285	$(468)

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	32,596	30,749	32,028	30,042
Diluted	32,596	30,749	32,028	30,042
Shares used in computing non-GAAP net income per share
Basic	32,596	30,749	32,028	30,042
Diluted	33,512	30,749	32,995	30,042
GAAP net loss per share
Basic and diluted	$(0.09)	$(0.50)	$(0.43)	$(0.82)
Non-GAAP net income (loss) per share
Basic and diluted	$0.06	$(0.07)	$0.10	$(0.02)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$476	$476	$1,428	$1,428
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	476	476	1,428	1,428
Operating expenses
Research and development	—	—	—	—
Sales and marketing	889	905	2,673	2,753
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	889	905	2,673	2,753
Total amortization of intangibles assets (b)	$1,365	$1,381	$4,101	$4,181

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$435	$375	$1,364	$972
Professional services	503	324	1,543	1,000
Total stock-based compensation in cost of revenue (a)	938	699	2,907	1,972
Operating expenses
Research and development	771	744	2,396	2,144
Sales and marketing	440	986	2,824	2,517
General and administrative	1,574	9,601	4,695	12,679
Total stock-based compensation in operating expense (a)	2,785	11,331	9,915	17,340
Total stock-based compensation (a)	$3,723	$12,030	$12,822	$19,312

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, gross margin, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude Channel Insight and Revitas acquisition related costs, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation is a non-cash item. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)
Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)
Represents deferred revenue adjustment resulting from purchase price accounting that is related to the Revitas acquisition and is a non-cash item. As such, we believe this adjustment provides for a better comparison of our operating results to prior periods and to our peer companies.